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                                                                    EXHIBIT 99.1

                                          Investor Contact: Teri Miller
                                                            (954) 351-8216


                                          Media Contact:    Tricia Chamberlain
FOR IMMEDIATE RELEASE                                       (954) 489-6178


                SPHERION ANNOUNCES INDICATIVE IPO PRICE RANGE FOR
               ITS MICHAEL PAGE SUBSIDIARY ON THE LONDON EXCHANGE
               AND THE PUBLICATION OF THE MICHAEL PAGE PROSPECTUS

FT. LAUDERDALE, Fla., March 6, 2001 -- Spherion Corporation (NYSE: SFN) today announced the indicative price range for the initial public offer outside the United States (the "Offering") of shares of its wholly-owned subsidiary, Michael Page plc., and the publications of the related Michael Page prospectus. Application has been made for admission of the Michael Page shares to the Official List of the U.K. Listing Authority and to trading on the London Stock Exchange.

The Offering will comprise the sale by Spherion of 306,521,750 existing ordinary shares in Michael Page, representing 81.7% of the total issued share capital of Michael Page. An over-allotment option of a further 45,978,250 existing ordinary shares, representing approximately 12.3% of the total issued share capital of Michael Page, has been granted to the underwriters. The remaining 6% of the Michael Page's total issued share capital will be allocated to certain senior executives of Michael Page, subject to the terms of a restricted share plan.

The price range has been set at 190p to 250p per share (US$2.79 to US$3.68, based on the current exchange rate of US$1.47=(pound)1). Based on the Offering price at the mid-point of the price range and the 375 million shares to be issued, the total size of the Offering is expected to be approximately (pound)825 million.

EXPECTED TIMETABLE
Roadshow commences                                               March 5, 2001
Institutional Offering closes                        5:00 pm on March 27, 2001*
Announcement of Offering price and allocation                   March 28, 2001
Conditional dealings commence on the London
  Stock Exchange                                     8:00 am on March 28, 2001*
Admission and commencement of unconditional dealings 8:00 am on April 2, 2001* *ALL TIMES ARE LONDON TIMES

PURPOSE OF THE OFFERING
Spherion is offering the shares of Michael Page to allow it to more exclusively focus on the development of its human capital model under the Spherion brand. Since it acquired the company in 1997, Michael Page has continued to be run as an autonomous entity. As previously stated, Spherion intends to use the proceeds of the Offering to substantially reduce bank debt and implement a significant repurchase of Spherion common stock.



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ABOUT SPHERION

Spherion Corporation (NYSE: SFN) is a $3.7 billion human capital management company. As workforce architects, Spherion helps companies efficiently deploy human capital to improve their bottom line. Unlike any other company, Spherion offers a unique model of consulting, diagnosing and implementing solutions in the areas of staffing, recruiting, technology and outsourcing. Visit the Company's web site at WWW.SPHERION.COM.

THIS RELEASE CONTAINS STATEMENTS THAT ARE FORWARD LOOKING IN NATURE AND, ACCORDINGLY, ARE SUBJECT TO RISKS AND UNCERTAINTIES. FACTORS THAT COULD CAUSE FUTURE RESULTS TO DIFFER FROM CURRENT EXPECTATIONS INCLUDE RISKS ASSOCIATED WITH ACQUISITIONS, COMPETITION, CHANGING MARKET AND ECONOMIC CONDITIONS, CURRENCY FLUCTUATIONS AND ADDITIONAL FACTORS DISCUSSED IN THIS RELEASE AND IN SPHERION'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM ANY PROJECTIONS CONTAINED IN THIS RELEASE.

THIS ANNOUNCEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE ORDINARY SHARES OF MICHAEL PAGE PLC (THE "ORDINARY SHARES") HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, SUBJECT TO CERTAIN EXCEPTIONS, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT ("REGULATION S")). THE ORDINARY SHARES ARE BEING OFFERED AND SOLD OUTSIDE THE UNITED STATES TO NON-U.S. PERSONS IN RELIANCE ON REGULATION S AND WITHIN THE UNITED STATES ONLY TO "QUALIFIED INSTITUTIONAL BUYERS" ("QIBS") (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.



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